Exhibit 3.1

*140105* BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 1 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Merger (Pursuant to NRS Chapter 92A) 1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200): If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one. Notis Global, Inc. Name of merging entity Nevada Jurisdiction Corporation Entity type * Name of merging entity Jurisdiction Entity type * Name of merging entity Jurisdiction Entity type * Name of merging entity Jurisdiction Entity type * and, Medbox, Inc. Name of surviving entity Nevada Jurisdiction Corporation Entity type * * Corporation, non-profit corporation, limited partnership, limited-liability company or business trust. Filing Fee: $350.00 This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 1 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 2 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190): Attn: c/o: 3) Choose one: The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). 4) Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity): If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four. Owner’s approval was not required from Notis Global, Inc. Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and, or; Medbox, Inc. Name of surviving entity, if applicable This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 2 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 3 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY The plan was approved by the required consent of the owners of *: Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and, or; Name of surviving entity, if applicable * Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger. This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 3 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 4 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160): The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and, or; Name of surviving entity, if applicable This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 4 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 5 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*: In Article I of the Articles of Incorporation, the name of the Corporation is changed to: “Notis Global, Inc.” Location of Plan of Merger (check a or b): (a) The entire plan of merger is attached; or, (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200). 7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed) Date: January 28, 2016 Time: 8:00 a.m. EST * Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 5 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 6 USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight. Notis Global, Inc. Name of merging entity X Chief Executive Officer 1/19/16 Signature Title Date Name of merging entity X Signature Title Date Name of merging entity X Signature Title Date Name of merging entity X Signature Title Date and, Medbox, Inc. Name of surviving entity X Chief Executive Officer 1/19/16 Signature Title Date * The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger Page 6 Revised: 1-5-15 Reset

AGREEMENT OF MERGER

OF

MEDBOX, INC.

AND

NOTIS GLOBAL, INC.

This Agreement of Merger (“Agreement”) is entered into by and between Medbox, Inc., a Nevada corporation (“Company”) and Notis Global, Inc., a Nevada corporation, (“Subsidiary”) as of January 19, 2016.

WHEREAS, the boards of directors of each of the Company and Subsidiary have declared it advisable and in the best interests of each of the corporations and their respective stockholders to merge Subsidiary with and into Company pursuant Section 92A.180 of the Nevada Revised Statutes (“NRS”) upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	Merger.

Subsidiary shall, pursuant to the applicable provisions of the NRS, be merged with and into Company as of the effective date and time set forth in the Articles of Merger (“Effective Time”) to be filed with the Secretary of State of the State of Nevada (the “Articles of Merger”). As of the Effective Time, Company shall be the surviving corporation and shall change its name to Notis Global, Inc. (“Surviving Corporation”), and the separate existence of Subsidiary shall cease in accordance with the provisions of the NRS.

2.	Articles of Incorporation.

The Articles of Incorporation of Company (as amended from time to time, “Articles of Incorporation”), as now in force and effect, shall continue to be the Articles of Incorporation of the Surviving Corporation, except that the name of the Company set forth in Article I of the Articles of Incorporation shall be changed to Notis Global, Inc. upon the Effective Time.

Such Articles of Incorporation as herein amended shall continue in full force and effect until further amended and changed in the manner prescribed by the provisions of the NRS and the Articles of Incorporation.

3.	Bylaws.

The Amended and Restated Bylaws of Company (“Bylaws”), as now in force and effect, shall continue to be the Bylaws of the Surviving Corporation and shall continue in full force and effect until changed, altered, or amended in the manner prescribed by the applicable provisions of the NRS and the Bylaws.

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4.	Directors and Officers.

The directors and officers of the Company in office at the Effective Time shall be the directors and officers of the Surviving Corporation in office at the Effective Time, all of whom shall hold their offices until the election and qualification of their respective successors or until their earlier removal, resignation or death in accordance with the Bylaws.

5.	Capital Stock of Company and Subsidiary.

At the Effective Time, each issued and outstanding share of capital stock of Subsidiary, having a par value per share of $0.0001, shall be cancelled and shall not be converted into, or exchanged with, shares of the Surviving Corporation in any manner. Each issued and outstanding equity share of Company shall not be converted or exchanged in any manner, but as of the Effective Time shall represent equivalent equity shares of the Surviving Corporation.

6.	Execution, Filing and Recordation.

Company and Subsidiary agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Nevada and that they will cause to be performed all necessary acts within the State of Nevada and elsewhere to effectuate the merger provided for in this Agreement.

7.	Termination.

This Agreement may be terminated at any time prior to the Effective Time upon a vote of the directors of either Company or Subsidiary. In the event of such termination, this Agreement shall forthwith become void and neither party nor their respective officers, directors or stockholders shall have any liability hereunder.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement of Merger as of the date first written above.

COMPANY:

Medbox, Inc.

By:	/s/ Jeffrey Goh
Name:	Jeffrey Goh
Title:	Chief Executive Officer and President

SUBSIDIARY

Notis Global, Inc.

By:	/s/ Jeffrey Goh
Name:	Jeffrey Goh
Title:	Chief Executive Officer and President

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[Signature Page to Short-Form Agreement of Merger]